FIDELITY SOUTHERN CORPORATION
FINANCIAL HIGHLIGHTS
QUARTERLY COMPARISON JUNE 30, 2004/2003

(Dollars in Thousands Except Per Share Data)	Quarter-Ended June 30, 2004	2003	% Change
Income from Continuing Operations	$ 1,649	$ 1,479	11.4%
Net Income	1,649	1,652	(.2)
Per Share Common Data			
Income from Continuing Operations			
Basic Earnings	$ .19	$ .16	18.8%
Diluted Earnings	.18	.16	12.5
Net Income			
Basic Earnings	.19	.18	5.6
Diluted Earnings	.18	.18	—
Cash Dividends Declared - Common	.05	.05	—
Book Value	8.11	8.13	(.2)
Month-end Price	13.70	11.54	18.7
Average Common Shares Outstanding	8,980,216	8,863,154	1.3
Period-end Balance Sheet Data			
Assets	$1,172,988	$1,046,345	12.1%
Securities Available-for-Sale	129,612	114,141	13.6
Securities Held-to-Maturity	54,976	7,051	679.7
Total Loans	932,910	850,742	9.7
Earning Assets	1,124,243	993,097	13.2
Total Deposits	996,229	858,939	16.0
Shareholders' Equity	72,819	72,099	1.0
Common Shares Outstanding	8,981,617	8,863,847	1.3
Financial Ratios[1]			
Return on Average Assets	.58%	.57%	
Return on Average Common Shareholders' Equity	9.12	8.32	
Net Interest Margin	3.14	3.35	
Net Charge-offs to Average Loans	.26	.41	
Allowance as % of Loans	1.23	1.26	
Allowance to Nonperforming Loans/Repos	4.27x	2.37x	
Allowance to Nonperforming Assets	3.94	1.73	
Nonperforming Assets to Total Loans and Repossessions	.30%	.69%	
Dividend Payout on Common Shares	27.23	29.9	

Basic Earnings Per Common Share[1] Second Quarter (in dollars)



.07
.09
.16
.19
'01
'02
'03
'04

Dividends Per Common Share Second Quarter (in dollars)



.05
.05
.05
.05
'01
'02
'03
'04

Book Value Per Common Share Second Quarter (in dollars)



7.99
8.01
8.13
8.11
'01
'02
'03
'04

Return on Average Common Equity[1] Second Quarter (%)



4.39
8.32
8.32
9.12
'01
'02
'03
'04

Average Earning Assets Second Quarter ($ in millions)



855
842
984
1,098
'01
'02
'03
'04

Average Total Loans Second Quarter ($ in millions)



727
738
839
902
'01
'02
'03
'04

[1] from continuing operations

FIDELITY SOUTHERN CORPORATION
FINANCIAL HIGHLIGHTS
YEAR-TO-DATE JUNE 30, 2004

(Dollars in Thousands Except Per Share Data)	Year-to-Date June 30, 2004	2003	% Change
Income from Continuing Operations	$ 3,104	$ 2,341	32.6%
Net Income	3,104	2,419	28.3
Per Share Common Data			
Income from Continuing Operations			
Basic Earnings	$ .35	$ .26	34.6%
Diluted Earnings	.34	.26	30.8
Net Income			
Basic Earnings	.35	.27	29.6
Diluted Earnings	.34	.27	25.9
Cash Dividends Declared - Common	.10	.10	—
Book Value	8.11	8.13	(.2)
Month-end Price	13.70	11.54	18.7
Average Common Shares Outstanding	8,932,328	8,860,955	.8
Period-end Balance Sheet Data			
Assets	$1,172,988	$1,046,345	12.1%
Securities Available-for-Sale	129,612	114,141	13.6
Securities Held-to-Maturity	54,976	7,051	679.7
Total Loans	932,910	850,742	9.5
Earning Assets	1,124,243	993,097	13.2
Total Deposits	996,229	858,939	16.0
Shareholders' Equity	72,819	72,099	1.0
Common Shares Outstanding	8,981,617	8,863,847	1.3
Financial Ratios[1]			
Return on Average Assets	.55%	.46%	
Return on Average Common Shareholders' Equity	8.64	6.63	
Net Interest Margin	3.16	3.35	
Net Charge-offs to Average Loans	.35	.37	
Allowance as % of Loans	1.23	1.26	
Allowance to Nonperforming Loans/Repos	4.27x	2.37x	
Allowance to Nonperforming Assets	3.94	1.73	
Nonperforming Assets to Total Loans and Repossessions	.30%	.69%	
Dividend Payout on Common Shares	28.76	36.67	

Basic Earnings Per Common Share[1]
(in dollars)



.18
.36
.42
.26
.35
'01
'02
'03
6/03
6/04

Dividends Per Common Share
(in dollars)



.20
.20
.20
.10
.10
'01
'02
'03
6/03
6/04

Book Value Per Common Share
(in dollars)



6.64
7.99
8.01
8.13
8.11
'01
'02
'03
6/03
6/04

Return on Average Common Equity[1]
(%)



2.76
5.10
5.29
6.85
8.64
'01
'02
'03
6/03
6/04

Average Earning Assets
($ in millions)



833
883
986
984
1,082
'01
'02
'03
6/03
6/04

Average Total Loans
($ in millions)



715
757
831
824
882
'01
'02
'03
6/03
6/04

[1] from continuing operations